UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 3, 2020

PIMCO California Municipal Income Fund

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts

(State or Other Jurisdiction of Incorporation)

811-10379	13-4174445
(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

(844) 337-4626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Annual Shareholder Meeting Results:

PIMCO California Municipal Income Fund (the “Fund”) held its annual meeting of shareholders on December 17, 2019, during which shareholders voted on the election and re-election of certain of the Fund’s Trustees. The results of the elections were certified on January 2, 2020. Common/Preferred shareholders voted as indicated below:

Election of Trustees by Common and Preferred Shareholders of the Fund, voting together as a single class:

	Affirmative (#)	Affirmative (as a % of common and preferred share votes cast)	Withheld Authority (#)	Withheld Authority (as a percentage of common and preferred share votes cast)
Election of Sarah E. Cogan Class II to serve until 2022	14,456,489	98.31%	248,764	1.69%
Election of Deborah A. DeCotis Class II to serve until 2022	14,140,960	96.16%	564,293	3.84%
Election of David N. Fisher† Class III to serve until 2020	14,457,363	98.31%	247,890	1.69%
Election of Hans W. Kertess Class II to serve until 2022	14,438,587	98.19%	266,666	1.81%

Election of Trustees by Preferred Shareholders of the Fund, voting as a separate class:

	Affirmative (#)	Affirmative (as a % of preferred share votes cast)	Withheld Authority (#)	Withheld Authority (as a percentage of preferred share votes cast)
Election of James A. Jacobson*, **	4	0.08%	4,390	91.59%
Election of Derrick A. Clark* Class II to serve until 2022	399	8.32%	0	0.00%

Certain other members of the Board of Trustees at the time of the meeting, namely, Messrs. T. Matthew Buffington*, John C. Maney†, William B. Ogden, IV and Alan Rappaport, continue to serve as Trustees. Bradford K. Gallagher, who was a member of the Board of Trustees at the time of the meeting, retired from his position as Trustee of the Fund, effective December 31, 2019.

*	Preferred Shares Trustee
**	Trustee was not elected by shareholders at the annual meeting.
†	Interested Trustee

Changes to Board of Trustees:

At the Fund’s annual shareholder meeting held on December 17, 2019, incumbent Trustee James A. Jacobson was replaced on the Board by Derrick A. Clark in a contested election for a Trustee position elected by preferred shareholders of the Fund, voting as a separate class. Mr. Clark received the affirmative vote of 8.32% of the preferred share votes cast at the meeting. Mr. Clark was nominated by Dryden Capital Fund, LP, Dryden Capital, LLC, and certain affiliates thereof (collectively, “Dryden”). Dryden is a holder of Auction Rate Preferred Shares of the Fund.

Effective December 17, 2019, the Board of Trustees appointed James A. Jacobson to the Board as a Class III Trustee to be elected by common and preferred shareholders of the Fund, voting together.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIMCO California Municipal Income Fund

By:	/s/ Ryan G. Leshaw
Name:	Ryan G. Leshaw
Title:	Chief Legal Officer

Date: January 3, 2020